                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported) July 12, 1995
                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                 MARYLAND                                001-13100                             56-1871668
     (State or other jurisdiction of              (Commission File Number)                  (I.R.S. Employer
              incorporation)                                                             Identification Number)
     3100 SMOKETREE COURT, SUITE 700                                                             27604
               RALEIGH, NC                                                                     (Zip Code)
 (Address of principal executive office)

       Registrant's telephone number, including area code: (919) 872-4924

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
     Item 2 is hereby amended and restated in its entirety:
     On July 12, 1995, Highwoods Properties, Inc. (the "Company") acquired a 914,000-square foot industrial and service center portfolio consisting of 47 buildings located in Greensboro, North Carolina and nine buildings located in Charlotte, North Carolina (the "Bissell Portfolio"). As part of the acquisition, the Company will initially acquire six acres of development land and will acquire 20 additional acres over a five-year period. The aggregate purchase price of approximately $38.7 million was paid through the issuance of 81,716 units of limited partnership interest ("Units") of Highwoods/Forsyth Limited Partnership, formerly Highwoods Realty Limited Partnership (the "Operating Partnership"), the assumption of $6.7 million of indebtedness, the payment of $28.3 million in cash and a deferred payment of $1.6 million. The $28.3 million cash payment was financed with a $12.3 million first mortgage loan and a $16.0 million draw under the Company's existing $80.0 million credit facility (the "Credit Facility"). The deferred payment will be payable in installments as the balance of the 20 acres of development land are placed in service or five years from the closing, whichever occurs first.
     The Bissell Portfolio is currently 97% leased and contains 167,000 square feet of warehouse space and 747,000 square feet of service center space. The portfolio is leased primarily to local and regional tenants engaged in distribution and light manufacturing. Eighty-two percent (753,000 square feet) of the portfolio is located in Greensboro. Twenty acres of the development land is zoned for office development and is located in the Piedmont Triad International Airport submarket. This portion of the Bissell Portfolio increases the Company's dominance of the Airport submarket and extends its position in the West Greensboro submarket. The balance of the Bissell Portfolio is one business park fronting Interstate 77 in southwest Charlotte where the Company has two existing business parks.
     On July 20, 1995, the Company acquired a 275,000-square foot, five-building, suburban office complex located in Durham, North Carolina (the "Hock Portfolio"). The Hock Portfolio is currently 96% leased. The aggregate purchase price of approximately $21.6 million was paid through the issuance of 183,000 Units and the assumption of approximately $17.0 million of indebtedness, which was repaid at closing through a draw under the Credit Facility. As part of the transaction, the Company was granted certain development rights with respect to approximately 78 acres of development land adjacent to the Hock Portfolio.
     On July 12, 1995, the Company acquired two suburban office properties located in the Innsbrook Office Center in Richmond, Virginia (the "Initial Innsbrook Portfolio"). The properties encompass 97,253 square feet and are 99% leased. The aggregate purchase price of $8.3 million was paid through the assumption of a $7.9 million, 10.6% first mortgage and cash of $.4 million. The Company is in negotiations with the current first mortgage lender to refinance the mortgage. The Innsbrook Office Center is located in Henrico County, adjacent to Interstate 64 and Interstate 295. The Innsbrook Office Center encompasses approximately 800 acres, with 2.3 million rentable square feet of developed office space, which is approximately 98.3% leased.
     On July 20, 1995, the Company entered into a contract to acquire three suburban office properties and a service center property (the "Ross-Kreckman Portfolio") also located in the Innsbrook Office Center. The properties encompass 110,644 square feet and are 96% leased. The aggregate purchase price of $9.0 million will be paid through the issuance of Units valued at approximately $1.0 million, the assumption of approximately $6.7 million of indebtedness and the payment of approximately $1.3 million in cash, subject to adjustment. The number of Units to be issued will be based upon the average closing price of the Company's Common Stock for the 20 days prior to closing. The closing is expected to occur by August 31, 1995.
     In connection with the acquisition of the Ross-Kreckman Portfolio, the Company will establish a Richmond office containing a separate operating division, which will be managed by Paul Kreckman and Stephen Ross, currently the principals of Ross-Kreckman Management Corporation, a Richmond-based developer and operator of office properties ("RMC"). In connection with the establishment of the Richmond office, it is expected that all of the current six employees of RMC will become employees of the Company. As part of the acquisition of the Ross-Kreckman Portfolio, the Company will also acquire certain property management contracts and personal property from RMC for $100,000 in cash.
     On July 20, 1995, the Company entered into a contract to acquire a 70,423 square foot suburban office property and 53,309 square foot service center property (collectively the "DEQ Property"), also located in the Innsbrook Office Center (the "DEQ Transaction"). The properties encompass 123,732 square feet and are 92% leased. The aggregate purchase price of $9.3 million will paid through the issuance of Units valued at $1.0 million and the assumption of
                                       1
approximately $8.3 million of indebtedness. The number of Units to be issued will be based upon the average closing price of the Company's Common Stock for the 20 days prior to closing. In connection with the DEQ Transaction, the Company has entered into a contract with the original developer of the Innsbrook Office Center to acquire 62 acres of development land in the park at a fixed price of $9.9 million (the "DEQ Land"). The acquisition is conditioned upon the closing of the DEQ Transaction. The Company will acquire 10 acres of this land at the closing of the transaction for an aggregate purchase price of $1.5 million to be paid through the issuance of Units valued at $.6 million and approximately $.9 million in cash. The Company will acquire the remaining 52 acres over a 5-year period commencing with the closing date. The partnership that owns the two DEQ buildings is currently in a Chapter 11 Bankruptcy proceeding. Accordingly, the sale of the two DEQ buildings is subject to the approval of the Bankruptcy Court. The closing of both transactions is expected to occur in October 1995.
ITEM 7(B). PRO FORMA FINANCIAL INFORMATION.
     The pro forma financial information called for by paragraph (b) of Item 7 is hereby amended and restated in its entirety:
                                       2

                           HIGHWOODS PROPERTIES, INC.
            PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1995
                                 (IN THOUSANDS)
     The following unaudited pro forma condensed combining balance sheet is presented as if the following transactions had been consummated on June 30, 1995: (a) the acquisition of the Bissell Portfolio, the Hock Portfolio, the Initial Innsbrook Portfolio, the Ross-Kreckman Portfolio and the DEQ Transaction (collectively, the "Acquired Properties") and (b) the sale of 4,200,000 shares of the Company's Common Stock at an assumed price of $24.50 per share (the "Offering") and the application of a portion of the proceeds thereof to reduce borrowings under the Company's existing $80.0 million credit facility (the "Credit Facility"). This unaudited pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company and its historical audited financial statements for the year ended December 31, 1994 and its unaudited financial statements for the quarter and six months ended June 30, 1995.
     The pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the aforementioned transactions actually occurred on June 30, 1995 nor does it purport to represent the future financial position of the Company.

                                                                              PRO FORMA ADJUSTMENTS
                                                                     HIGHWOODS              ALL
                                                                 PROPERTIES, INC.        ACQUIRED       OFFERING &
                                                                   HISTORICAL(A)       PROPERTIES(B)     OTHER(C)
ASSETS
Rental property, net.........................................        $ 436,616            $88,300        $     --
Cash, restricted cash and cash equivalents...................            5,645                 --          47,536
Accounts and notes receivables...............................            6,665                 --              --
Deferred financing costs, net................................            8,347                 --              --
Other assets.................................................            3,794                 --              --
                                                                     $ 461,067            $88,300        $ 47,536
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages and notes payable..................................        $ 146,505            $79,000        $(49,510)
Accounts payable, accrued expenses and other.................            5,841                 --              --
Total liabilities............................................          152,346             79,000         (49,510)
Minority Interest............................................           64,189              9,300              --
Stockholders' equity:
  Common stock...............................................              146                 --              42
  Additional paid in capital.................................          245,022                 --          97,004
  Retained deficit...........................................             (636)                --              --
Total stockholder's equity...................................          244,532                 --          97,046
                                                                     $ 461,067            $88,300        $ 47,536
                                                                  HIGHWOODS
                                                               PROPERTIES, INC.
                                                                     PRO
                                                                    FORMA
ASSETS
Rental property, net.........................................      $524,916
Cash, restricted cash and cash equivalents...................        53,181
Accounts and notes receivables...............................         6,665
Deferred financing costs, net................................         8,347
Other assets.................................................         3,794
                                                                   $596,903
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages and notes payable..................................      $175,995
Accounts payable, accrued expenses and other.................         5,841
Total liabilities............................................       181,836
Minority Interest............................................        73,489
Stockholders' equity:
  Common stock...............................................           188
  Additional paid in capital.................................       342,026
  Retained deficit...........................................          (636)
Total stockholder's equity...................................       341,578
                                                                   $596,903

 See accompanying notes to pro forma condensed combining financial statements.
                                       3

                           HIGHWOODS PROPERTIES, INC.
       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
     The following unaudited pro forma condensed combining statements of operations are presented as if the following transactions had been consummated on January 1, 1995: (a) the acquisition of 57 properties, 76 acres of development land and the business operations of Forsyth Properties, Inc. and its affiliates (the "Forsyth Transaction"), (b) the acquisition of six properties (the "Research Commons Properties") and 60 acres of development land located in the Research Commons office park (the "Research Commons Acquisition"), (c) the sale of 5,640,000 shares of Common Stock of the Company at a price of $20.75 per share issued in connection with the Forsyth Transaction (the "Second Offering"),
(d) the acquisition of the Acquired Properties, (e) this Offering and the application of a portion of the proceeds thereof to reduce borrowings under the Credit Facility and (f) the Company qualified as a REIT and, therefore, distributed all of its taxable income and incurred no income tax expense during the period. This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed balance sheet of the Company and the historical financial statements and notes thereto of the Company (included in the Company's Form 10-K for the period ended December 31, 1994), the historical financial statements of the Acquired Properties (included in the Company's Form 8-K dated July 12, 1995) for the year ended December 31, 1994 and the six months ended June 30, 1995, and the unaudited financial statements of the Company as of June 30, 1995 and for the six months then ended (included in the Company's Form 10-Q for the period ended June 30, 1995) and the accompanying notes.
     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the actual results would have been had the aforementioned transactions actually occurred on January 1, 1995, nor does it purport to represent the operations of the Company for future periods.

                                                                        TOTAL
                                                                      HIGHWOODS
                                                 FORSYTH AND       PROPERTIES, INC.
                             HIGHWOODS        RESEARCH COMMONS    COMBINED PRO FORMA
                          PROPERTIES, INC.     PREACQUISITION            FROM              ALL
                         JANUARY 1, 1995 TO  RESULTS AND SECOND   JANUARY 1, 1995 TO     ACQUIRED     OFFERING AND
                         JUNE 30, 1995 (D)      OFFERING (E)        JUNE 30, 1995     PROPERTIES (F)    OTHER (G)
REVENUE:
  Rental property.......      $ 29,971             $ 4,362             $ 34,333           $6,584         $    --
  Other income..........           393                  50                  443              135
                                30,364               4,412               34,776            6,719              --
OPERATING EXPENSES:
  Rental property.......         7,251                 923                8,174            1,509             108(1)
  Leasing, development
     and construction...
  Depreciation and
     amortization.......         4,543                 985                5,528              904(1)           --
  Interest expense:
     Contractual........         4,908                 888                5,796            2,668(2)       (1,278)(2)
     Amortization of
       deferred
       financing
       costs............           830                  46                  876
                                 5,738                 934                6,672            2,668          (1,278)
  General and
     administrative.....         1,124                  83                1,207                               78(3)
     Income before
       minority
       interest.........        11,708               1,487               13,195            1,638           1,092
  Minority interest.....        (2,070)               (384)              (2,454)                            (174)(4)
     Income before
       extraordinary
       item.............      $  9,638             $ 1,103             $ 10,741           $1,638         $   918
     Net income per
       common share
       outstanding......
                             HIGHWOODS
                          PROPERTIES, INC.
                             PRO FORMA
REVENUE:
  Rental property.......      $ 40,917
  Other income..........           578
                                41,495
OPERATING EXPENSES:
  Rental property.......         9,791
  Leasing, development
     and construction...
  Depreciation and
     amortization.......         6,432
  Interest expense:
     Contractual........         7,186
     Amortization of
       deferred
       financing
       costs............           876
                                 8,062
  General and
     administrative.....         1,285
     Income before
       minority
       interest.........        15,925
  Minority interest.....        (2,628)
     Income before
       extraordinary
       item.............      $ 13,297
     Net income per
       common share
       outstanding......      $    .70


 See accompanying notes to pro forma condensed combining financial statements.
                                       4

                           HIGHWOODS PROPERTIES, INC.
       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
          The following unaudited pro forma condensed combining statements of operations are presented as if the following transactions had been consummated on January 1, 1994: (a) the acquisition by the Company's predecessor (the "Highwoods Group") of 27 properties owned by unaffiliated third parties (the "Initial Acquisition Properties"), (b) the sale of 8,510,000 shares of the Company's Common Stock at $21 per share (the "IPO") and related initial formation transactions (the "Formation Transactions"), (c) the Forsyth Transaction and the Research Commons Acquisition, (d) the Second Offering, (e) the acquisition of the Acquired Properties, (f) this Offering and the application of a portion of the proceeds thereof to reduce borrowings under the Credit Facility and (g) the Company qualified as a REIT and, therefore, distributed all of its taxable income and incurred no income tax expense during the period. This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed balance sheet of the Company and the historical financial statements and notes thereto of the Company (included in the Company's Form 10-K for the period ended December 31, 1994), the historical financial statements of the Acquired Properties (included in the Company's Form 8-K dated July 12, 1995) for the year ended December 31, 1994 and the six months ended June 30, 1995 and the unaudited financial statements as of June 30, 1995 and for the six months then ended (included in the Company's Form 10-Q for the period ended June 30, 1995) and the accompanying notes.
          The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the actual results would have been had the aforementioned transactions actually occurred on January 1, 1994, nor does it purport to represent the operations of the Company for future periods.

                                 JANUARY 1, 1994 TO
                                    JUNE 13, 1994                 HIGHWOODS         INITIAL PUBLIC       FORSYTH/
                              HIGHWOODS        INITIAL        PROPERTIES, INC.       OFFERING AND        RESEARCH
                                GROUP        ACQUISITION    FROM JUNE 14, 1994 TO      FORMATION          COMMONS         SECOND
                            HISTORICAL(H)   PROPERTIES(I)   DECEMBER 31, 1994(J)    TRANSACTIONS(K)   ACQUISITIONS(L)   OFFERING(M)
REVENUE:
  Rental property..........    $ 4,953         $ 9,752             $19,011              $   (90)(1)       $29,163       $    --
  Distribution from Service
    Companies..............         --              --                 100                  100(2)             --           206(1)
  Other Income.............      1,695              --                 331               (1,570)(3)         4,470        (3,898)(1)
                                 6,648           9,752              19,442               (1,560)           33,633        (3,692)
OPERATING EXPENSES:
  Rental property..........      2,247           3,196               5,110                 (876)(4)         7,517          (432)(2)
  Leasing, development and
    construction...........        349              --                  --                 (349)(5)         3,118        (3,118)(1)
  Depreciation and
    amortization...........        834           1,794               2,607                 (597)(6)         7,872           421(3)
  Interest expense:
    Contractual............      2,410           2,516               2,482               (3,113)(7)        13,271        (6,914)(4)
    Amortization of
      deferred financing
      costs................         64              --                 738                  507(8)            289            53(5)
                                 2,474           2,516               3,220               (2,606)           13,560        (6,861)
  General and
    administrative.........        280              --                 810                   44(9)          2,179        (1,666)(6)
    Income before minority
      interest.............        464           2,246               7,695                2,824              (613)        7,964
  Minority interest........         --              --                (808)                (581)(10)           --        (2,583)(7)
    Income (loss) before
      extraordinary item...    $   464         $ 2,246             $ 6,887              $ 2,243           $  (613)      $ 5,381
    Net income per common
      share outstanding....
                                 TOTAL HIGHWOODS
                                PROPERTIES, INC.          PRO FORMA ADJUSTMENTS
                               COMBINED PRO FORMA           ALL         OFFERING        HIGHWOODS
                             FROM JANUARY 1, 1994 TO     ACQUIRED          AND       PROPERTIES, INC.
                                DECEMBER 31, 1994      PROPERTIES(N)    OTHER(O)        PRO FORMA
                            <
REVENUE:
  Rental property..........          $62,789              $11,952        $    --         $ 74,741
  Distribution from Service
    Companies..............              406                   --             --              406
  Other Income.............            1,028                  227             --(1)         1,255
                                      64,223               12,179             --           76,402
OPERATING EXPENSES:
  Rental property..........           16,762                3,231            216(1)        20,209
  Leasing, development and
    construction...........               --                   --             --
  Depreciation and
    amortization...........           12,931                1,808(1)          --           14,739
  Interest expense:
    Contractual............           10,652                5,335(2)      (2,555)(2)       13,432
    Amortization of
      deferred financing
      costs................            1,651                   --             --            1,651
                                      12,303                5,335         (2,555)          15,083
  General and
    administrative.........            1,647                                 155(3)         1,802
    Income before minority
      interest.............           20,580                1,805          2,184           24,569
  Minority interest........           (3,972)                  --            (82)(4)       (4,054)
    Income (loss) before
      extraordinary item...          $16,608              $ 1,805        $ 2,102         $ 20,515
    Net income per common
      share outstanding....                                                              $   1.09(p)


          See accompanying notes to pro forma condensed combining financial statements.

                           HIGHWOODS PROPERTIES, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARES AND UNITS)
PRO FORMA CONDENSED COMBINING BALANCE SHEET
     (a.) Reflects the Company's historical balance sheet as of June 30, 1995. (b.) To reflect the acquisition of the real estate assets of the Acquired
Properties for the approximate consideration as follows (in thousands):

                                                                                                                        TOTAL
                                                                                                         NEW DEBT    ACQUISITION
PROPERTY                                                                DEBT ASSUMED    EQUITY ISSUED    INCURRED       PRICE
Bissell Portfolio....................................................     $  6,700         $ 2,100       $29,800       $38,600
Hock Portfolio.......................................................       17,000           4,600                      21,600
Initial Innsbrook Portfolio..........................................        7,900                           400         8,300
Ross-Kreckman Portfolio..............................................        6,700           1,000         1,300         9,000
DEQ Property.........................................................        8,300           1,000                       9,300
DEQ Land.............................................................                          600           900         1,500
Total................................................................     $ 46,600         $ 9,300       $32,400       $88,300

     (c.) Reflects the effects of this Offering including the expected net proceeds to be received from the issuance of 4,200,000 shares of Common Stock, $.01 par value, at $24.50 per share ($97,046). The proceeds of $97,046 are to be used to reduce the borrowings under the Credit Facility by $49,510.
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS -- FOR THE SIX MONTHS ENDED JUNE 30, 1995
     (d.) Reflects the actual historical unaudited operations of Highwoods Properties, Inc. for the period from January 1, 1995 to June 30, 1995.
     (e.) Reflects the Second Offering and historical operations of the Research Commons Properties and Forsyth, adjusted on a pro forma basis for interest and depreciation expense, for the period from January 1, 1995 through the dates of acquisition, February 10, 1995 and February 25, 1995 for the Research Commons Properties and Forsyth, respectively.
     (f.) Reflects the operations of the Bissell Portfolio, Hock Portfolio, Initial Innsbrook Portfolio, Ross-Kreckman Portfolio, DEQ Property, and DEQ Land.
          (1.) Depreciation expense on buildings (40 years).
          (2.) Interest expense on mortgage debt, associated with the Acquired Properties of $64,547 at a weighted average interest rate of 8.27%.
     (g.) Reflects the following adjustments based on this Offering and the acquisition of the Acquired Properties.

          (1.) The addition of certain rental property expenses as a result of acquiring the Bissell Portfolio and the Ross-Kreckman Portfolio.


          (2.) The reduction in interest expense associated with the repayment of debt of $49,510 with the proceeds of the Offering and refinancing of certain mortgage debt with the proceeds of the Credit Facility.


          (3.) The addition of certain incremental general and administrative expenses as a result of acquiring the Bissell Portfolio and the Ross-Kreckman Portfolio.


          (4.) The 16.5% interest of the minority interest unit holders in the Operating Partnership.

PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS -- FOR THE YEAR ENDED DECEMBER 31, 1994
     (h.) Reflects the actual historical operations for the Highwoods Group for the period from January 1, 1994 to June 13, 1994.
     (i.) Reflects the actual historical operations for the Initial Acquisition Properties for the period from January 1, 1994 to June 13, 1994.
     (j.) Reflects the actual historical operations of Highwoods Properties, Inc. from June 14, 1994 to December 31, 1994.
     (k.) Reflects the following adjustments related to the IPO and the Formation Transactions:
          (1.) The elimination of inter-company rental income.
          (2.) Net cash flow available for distribution from Highwoods Leasing Company ("Highwoods Leasing") and Highwoods Realty Services, Inc. ("HR Services").
          (3.) The elimination of management and leasing fees and other income related to the Initial Acquisition Properties which will not be earned in future periods and elimination of the remaining fee income related to Highwoods Leasing and HR Services which are accounted for under the cost method of accounting.
          (4.) The estimated decrease in operating expenses resulting from the estimated expenses to operate all properties on a combined, self-managed basis as compared to separate entities historically. Major components of the decrease relate to the provision of management and leasing services by employees of the Company for which fees were paid historically.
          (5.) The elimination of costs incurred by Highwoods Leasing and HR Services in performing their services for the properties and third parties.
          (6.) An adjustment to depreciation expense to reflect the depreciable lives for buildings (40 years) and for equipment (7 years).
          (7.) The reduction in mortgage interest costs associated with the repayment of certain mortgage debt with the proceeds of the IPO.
          (8.) The amortization of the interest rate cap and other deferred financing costs.
          (9.) The estimated incremental general and administrative costs of doing business as a public company and elimination of costs incurred by Highwoods Leasing and HR Services in performing their services for third-parties. Highwoods Leasing and HR Services have subsequently been merged to form Highwoods Services, Inc.
          (10.) The 10.5% interest of the minority interest unit holders in the Operating Partnership.
     (l.) Reflects the actual historical rental revenue and certain expenses of the Research Commons Properties and the Forsyth properties, the actual historical operations of Forsyth and certain pro forma adjustments to reflect depreciation expense on building and tenant improvements and to reflect interest expense on the debt associated with the purchase of these properties.
     (m.) Reflects the following adjustments based on the Second Offering, the Research Commons Acquisition and the Forsyth Transaction:
          (1.) The elimination of the operations of the Forsyth service companies and accounting for the net cash flow distributable on the cost method of accounting.
          (2.) Reclassification of certain property level expenses of the Company to general and administrative expenses.
          (3.) To increase depreciation expense based on the cost basis allocated to the rental properties using a 40 year life for buildings, a 7 year life for equipment and the life of the lease for tenant improvements ($454) and eliminate the operations of the Forsyth service companies ($33).
                                       7

          (4.) The reduction in interest expense associated with the repayment of debt with the proceeds of the Second Offering and the overallotment and the refinancing of certain mortgage debt with the proceeds of the Credit Facility.
          (5.) The amortization of the expected financing costs associated with expanding the Credit Facility.
          (6.) The elimination of certain incremental general and administrative expenses of the combined Company ($75), the elimination of non recurring abandoned offering costs ($1,483), the addition of certain property level expenses of the Company reclassified to general and administrative expenses $432 and elimination of the operations of the Forsyth service companies ($540).
          (7.) The 19.3% interest of the minority interest unit holders in the Operating Partnership.
     (n.) Reflects the audited combined operations of the Bissell Portfolio and the Hock Portfolio, and also includes the unaudited operations of the Initial Innsbrook Portfolio, the Ross-Kreckman Portfolio, the DEQ Property and the DEQ Land.
          (1.) Depreciation expense on buildings (40 years).
          (2.) Interest expense on mortgage debt associated with the Acquired Properties of $64,547 at a weighted average interest rate of 8.27%.
     (o.) Reflects the following adjustments based on this Offering and the acquisition of the Acquired Properties:

          (1.) The addition of certain rental property expenses as a result of acquiring the Bissell Portfolio and the Ross-Kreckman Portfolio.


          (2.) The reduction in interest expense associated with the repayment of debt with the proceeds of this Offering and the refinancing of certain mortgage debt with the proceeds of the Credit Facility.


          (3.) The addition of certain incremental general and administrative expenses as a result of acquiring the Bissell Portfolio and the Ross-Kreckman Portfolio.


          (4.) The 16.5% interest of the minority interest unit holders in the Operating Partnership.

     (p.) Pro Forma net income per common share outstanding is based upon 18,826,190 shares of Common Stock expected to be outstanding after this Offering.
                                       8

Item 7 (c). EXHIBITS

23.1 Consent of Ernst & Young LLP


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on June 3, 1996.

                                      HIGHWOODS PROPERTIES, INC.
                                      (Registrant)
                                      By: /s/         CARMAN J. LIUZZO
                                                    CARMAN J. LIUZZO
                                            VICE PRESIDENT, CHIEF FINANCIAL
                                                 OFFICER AND TREASURER

Date: June 3, 1996

                             EXHIBIT INDEX

23.1   Consent of Ernst & Young LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712 and 333-3890) and related Prospectuses of Highwoods Properties, Inc. and to the incorporation therein of our report dated July 18, 1995 with respect to the audited combined Statement of Revenue and Certain Expenses of the Acquired Properties for the year ended December 31, 1994 included in its Current Report on Form 8-K/A dated September 7, 1996 as amended on June 3, 1996, filed with the Securities Exchange Commission.


ERNST & YOUNG LLP

Raleigh, North Carolina
June 3, 1996